Exhibit 4.2

Execution Version

WARRANT AGREEMENT

Dated as of December 12, 2005

Between

TRANSMERIDIAN EXPLORATION INCORPORATED

and

THE BANK OF NEW YORK

as Warrant Agent

ii

INDEX OF DEFINED TERMS

Defined Term	Section
Act	Recitals
Additional Shares of Common Stock	5.01(e)
Agreement	Recitals
Business Day	2.01
Common Stock	Recitals
Company	Recitals
Convertible Securities	5.01(e)
Current Market Value	5.01(c)
Definitive Warrants	1.02
Depositary	1.02
Effective Date	Recitals
Election to Exercise	2.02(b)
Excluded Shares	5.01(e)
Exercisability Date	2.02(a)
Exercise Date	2.02(d)
Exercise Price	2.02(a)
Expiration Date	2.01
Global Warrants	1.02
Indenture	Recitals
Issuance Date	5.01(e)
Kornerstone	5.01(l)
Majority Holders	5.04
Notes	Recitals
Officer’s Certificate	1.08(f)(ii)
Options	5.01(e)
Original Issue Date	Recitals
Purchase Agreements	Recitals
Purchasers	Recitals
Registrar	1.07
Related Parties	6.02(e)
Resale, Restriction Termination Date	1.08(a)
Securities Act	1.08(g)
Series A Preferred Stock	4.03
Shares	1.01
Special Mandatory Redemption	2.04
Special Mandatory Redemption Date	2.04
TEI	Recitals
Units	Recitals
Warrant Agent	Recitals
Warrant Agent Office	1.11
Warrant Certificates	Recitals
Warrant Exercise Office	2.02(b)
Warrant Register	1.07
Warrants	Recitals

iii

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”), dated as of December 12, 2005 (the “Effective Date”), is by and between Transmeridian Exploration Incorporated, a Delaware corporation (together with any successor thereto, the “Company”), and The Bank of New York, as warrant agent (together with any successor thereto, the “Warrant Agent”).

WHEREAS, the Company and Transmeridian Exploration, Inc., a corporation organized under the laws of the British Virgin Islands (“TEI”), have entered into separate Purchase Agreements, each dated as of or about December 12, 2005 (the “Purchase Agreements”), with the several purchasers parties thereto (together, the “Purchasers”) pursuant to which the Company and TEI have agreed, among other things, to sell to the Purchasers, in a direct private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), (i) an aggregate $250,000,000 principal amount of Senior Secured Notes due 2010 of TEI (the “Notes”) pursuant to the Indenture, dated the date hereof, by and among TEI, the Company, as a guarantor, and The Bank of New York, as trustee (as supplemented as contemplated by Section 4.40(b) of the Purchase Agreements and as otherwise supplemented or amended from time to time, the “Indenture”); and (ii) warrants to purchase an aggregate of 17,263,500 shares of Common Stock, $0.0006 par value per share (“Common Stock”), of the Company (the “Warrants”, and the certificates evidencing the Warrants being hereinafter referred to as the “Warrant Certificates”), subject to adjustment in accordance with the terms hereof;

WHEREAS, the Warrants and the Notes shall be issued in the form of units of $1,000 principal amount of Notes and 69.054 Warrants (the “Units”);

WHEREAS, the Notes and the Warrants shall be separately transferable immediately upon the date of original issuance (such date, the “Original Issue Date”); and

WHEREAS, the Company desires the Warrant Agent to assist the Company as warrant agent in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

ISSUANCE, FORM, EXECUTION, DELIVERY AND

REGISTRATION OF WARRANT CERTIFICATES

Section 1.01 Issuance of Warrants. Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and in the Warrant Certificate, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) one validly issued, fully paid and non-assessable shares of the Company’s Common Stock (the shares of Common Stock purchasable upon exercise of a Warrant, as adjusted from time to time, being hereinafter referred to as the “Shares” and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article V) at the price specified herein and therein, in each case subject to adjustment as provided herein and in the Warrant Certificate.

Section 1.02 Form of Warrant Certificates. The Warrants will initially be issued either in global form (the “Global Warrants”) or in registered form as definitive Warrant Certificates (the “Definitive Warrants”). The Warrant Certificates evidencing the Global Warrants or the Definitive Warrants (as the case may be) to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the depositary with respect to any Global Warrants (the “Depositary”) until a successor shall be appointed by the Company. Upon written request, a Warrant holder may transfer a Definitive Warrant for a beneficial interest in the Global Warrant as set forth in Section 1.08 hereof, subject to the rules and procedures of the Depositary. In addition, upon written request, a Warrant holder may receive from the Warrant Agent Definitive Warrants as set forth in Section 1.08 hereof.

Section 1.03 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its chief executive officer, its president or any vice president. Such signature may be the manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any reproduction of such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by a person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution and delivery of this Agreement such person was not such an officer.

Section 1.04 Authentication and Delivery. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual or facsimile signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.07 hereof).

Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by its chief executive officer, its president or any vice president, and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or

Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.03 hereof, to authenticate the Warrant Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

The Warrant Agent’s authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

Section 1.05 Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and, upon receipt of an authentication order in accordance with Section 1.04 hereof, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer of the Company executing such Warrant Certificates may determine, as evidenced by his or her execution of such Warrant Certificates on behalf of the Company.

If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 1.11 hereof. Subject to the provisions of Section 4.01 hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and, upon receipt of an authentication order in accordance with Section 1.04 hereof, the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

Section 1.06 Separation of Warrants and Shares. The Notes and Warrants will be separately transferable immediately upon the Original Issue Date.

Section 1.07 Registration. The Company will keep, at the office or agency maintained by the Company for such purpose pursuant to Section 1.11, a register or registers (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the “Registrar.” The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company, in its sole discretion, may appoint a successor Registrar for such purposes.

Section 1.08 Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

(i) to register the transfer of the Definitive Warrants; or

(ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Agreement as set forth in this Section 1.08 hereof for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

(x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and

(y) in the case of Warrants the offer and sale of which has not been registered under the Act and are presented for transfer or exchange prior to (1) the date which is two years after the later of the Original Issue Date and the last date on which the Company or any affiliate of the Company was the owner of such Warrant, or any predecessor thereto and (2) such later date, if any, as may be required by any subsequent change in applicable law (the “Resale Restriction Termination Date”), such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

(A) if such Warrant is being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

(B) if such Warrant is being transferred in reliance on an exemption from the registration requirements of the Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Act.

(b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be transferred for a beneficial interest in a Global Warrant unless such Definitive Warrant is no longer a “restricted security” within the meaning of such term under Rule 144 under the Act and except upon satisfaction of the rules and requirements of the Depositary and the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate a Global Warrant in the appropriate amount.

(c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.08 and the procedures of the Depositary therefor.

(d) Transfer of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

(i) Any person having a beneficial interest in a Global Warrant may, upon request, transfer such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of customary instructions from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officer’s Certificate (as defined in Section 1.08(f) below), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant. If such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit B hereto) may be required.

(ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 1.08(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered.

(e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (h) of this Section 1.08), a Global Warrant may not be transferred in whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Authentication of Definitive Warrants in Absence of Depositary. If at any time:

(i) the Depositary for the Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

(ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officer’s certificate signed by its chief executive officer, its president or any vice president (an “Officer’s Certificate”) requesting the authentication and delivery of Definitive Warrants, will authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

(g) Legends. Except to the extent permitted by the following paragraph (ii), each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

THIS WARRANT (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS WARRANT EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION,

AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS WARRANT OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

To the extent a Warrant Certificate evidences a Global Warrant, such Warrant Certificate shall also bear the legend with respect thereto substantially in the form set forth on Exhibit A hereto.

(ii) Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Act in accordance with this Section 1.08 or an effective registration statement under the Act:

(A) in the case of any Warrant that is a Definitive Warrant, the Warrant Agent shall permit the holder thereof to exchange such Warrant for a Definitive Warrant that does not bear the legend set forth above and rescind any related restriction on the transfer of such Warrant; and

(B) any such Warrant represented by a Global Warrant shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 1.08(c) hereof); provided, however, that with respect to any request for an exchange of a Warrant that is represented by a Global Warrant for a Definitive Warrant that does not bear the first paragraph of the legend set forth above, which request is made in reliance upon Rule 144 under the Act, the holder thereof shall certify in writing to the Warrant Agent that such request is being made pursuant to Rule 144 under the Act (such certification to be substantially in the form of Exhibit B hereto).

(h) Cancellation and/or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

(i) Obligations with Respect to Transfers and Exchanges of Definitive Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent’s request, Definitive Warrants and Global Warrants. Furthermore, the Warrant Agent shall, upon receipt of an authentication order in accordance with Section 1.04 hereof, authenticate Definitive Warrants and Global Warrants.

(ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

(j) Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for the Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 1.09 Obligations of the Warrant Agent. The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among beneficial owners of interests in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by this Agreement, and to do so if and when expressly required by the terms of this Agreement and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 1.10 Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation or defacement, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and, upon receipt of an authentication order in accordance with Section 1.04 hereof, an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 1.10, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 1.10 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.10 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section 1.10.

Section 1.11 Office for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in New York City, New York: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.05 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all times be maintained in New York City, New York, as provided in the first sentence of this Section 1.11. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent’s office at 101 Barclay Street, New York, New York 10286 (the “Warrant Agent Office”), as the initial agency maintained for each such purpose.

ARTICLE II

DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

Section 2.01 Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City, New York time, on December 15, 2010 (the “Expiration Date”). Subject to the accelerated exercisability exceptions set forth in Sections 3.02 and 3.03 below, each Warrant may be exercised on any Business Day (as defined below) on or after the Exercisability Date (as defined below) and on or prior to the Expiration Date.

The Company shall give written notice, by first-class mail, postage prepaid, of the Expiration Date not less than 90 days nor more than 120 days prior to the Expiration Date to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant Register. Any Warrant not exercised on or prior to the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

“Business Day” shall mean any day on which (i) banks in New York City, New York are open for business, (ii) the principal national securities exchange or market on which the

Common Stock is listed or admitted to trading is open for business and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading is open for business.

Section 2.02 Exercise, Exercise Price, Settlement and Delivery.

(a) Subject to the provisions of this Agreement, a holder of a Warrant shall have the right to purchase from the Company, on or after the earlier of (i) the first anniversary of the Effective Date and (ii) the date that a registration statement under the Act registering the issuance of Shares upon exercise of the Warrants and the resale of the Warrants and the Shares becomes effective (the “Exercisability Date”) and on or prior to the Expiration Date, one fully paid and non-assessable Share at the purchase price of $4.31 for each Share purchased upon the exercise of the Warrant (the “Exercise Price”), in each case subject to adjustment in accordance with Article V hereof.

(b) Warrants may be exercised on or after the Exercisability Date by (i) surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 1.11 (each a “Warrant Exercise Office”) the Warrant Certificate evidencing such Warrants with the form of election to purchase Shares set forth on the reverse side of the Warrant Certificate (the “Election to Exercise”) duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to Section 1.08(j) hereof. Each Warrant may be exercised only in whole.

(c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made in cash or by certified or official bank check to be delivered to the office or agency where the Warrant Certificate is being surrendered. No payment or adjustment shall be made on account of any dividends on the Shares issued upon exercise of a Warrant.

(d) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The “Exercise Date” for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.02 are received by the Warrant Agent at or prior to 2:00 p.m., New York City, New York time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 2:00 p.m., New York City, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date (as defined in Section 2.01), if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date. If any of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent after 5:00 p.m., New York City, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will not be effective and shall be void, the

Warrant shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

(e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall: (i) cause an amount equal to the Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company’s account and promptly confirm such telephonic advice in writing and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and such Warrant Certificate, the instructions of the exercising holder of the Warrant Certificate with respect to delivery of the Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

(f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to, or upon the written order of, the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise. The Warrant Agent shall have no obligation to ascertain the number of Shares to be issued with respect to the exercised Warrant or Warrants. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to, or upon the written order of, the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to the Company’s written instruction, evidencing the number of Warrants, if any, remaining unexercised, unless such Warrants shall have expired.

(g) In the event that at the time an Election to Exercise is delivered to the Warrant Agent a registration statement covering the issuance of the Shares upon exercise of the Warrants and the resale of the Warrants and the Shares is not in effect, qualifications and/or registrations under applicable state securities laws are not in effect for the issuance of the Shares upon exercise of the Warrants and the resale of the Warrants and the Shares, and the issuance of the Shares upon exercise of the Warrants and the resale of the Warrants and the Shares are not exempt from the registration requirements of the Act and such applicable state registration and qualification requirements, then the Company shall, if requested by the Warrant holder giving the Election to Exercise, exchange the Warrants being exercised for a number of shares of Common Stock equal to the whole number nearest to (a) the number of shares of Common Stock issuable upon exercises of such Warrants minus (b) the number of shares of Common Stock equal to the quotient obtained by dividing (i) the product obtained by multiplying (A) the Exercise Price by (B) the number of shares of Common Stock issuable upon exercises of such Warrants by (ii) the Current Market Value (as defined in Section 5.01(c)). It is intended and acknowledged that, subject to applicable law, the Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the holder, and the holding period for the Shares required by Rule 144 under the Act shall be deemed to have been commenced, on the Original Issue Date.

Section 2.03 Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise.

Section 2.04 Special Mandatory Redemption; Cancellation and Termination. In the event of a Special Mandatory Redemption (as defined in the Indenture), all Warrant Certificates shall be canceled, the Warrants evidenced by the Warrant Certificates shall be void and of no further force or effect and this Agreement shall terminate, in each case effective as of the Special Mandatory Redemption Date (as defined in the Indenture) and without any further action on the part of the Company, the Warrant Agent or the holders of the Warrant Certificates; provided, that the Company’s obligations to the Warrant Agent under Section 6.02(a) hereof shall survive the termination of this Agreement.

ARTICLE III

OTHER PROVISIONS RELATING TO

RIGHTS OF HOLDERS OF WARRANTS

Section 3.01 Enforcement of Rights.

(a) Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, its right to exercise the Warrant or Warrants evidenced by its Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

(b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of meetings of stockholders or for the election of directors of the Company or to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs or any other matter, or any other rights whatsoever as stockholders of the Company.

Section 3.02 Notice of Certain Corporate Events; Accelerated Exercisability. Upon the Company’s execution of a definitive agreement or other documentation contemplating any of the corporate events described in Section 5.01(d), and whether or not the Exercisability Date has occurred, (i) the Company shall promptly, and in any event at least 15 Business Days prior to the effective date of such corporate event, provide written notice of such corporate event, which shall include the expected effective date of such corporate event, to the Warrant Agent and to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant Register by first-class mail, postage prepaid, and (ii) the Warrants shall become exercisable in full.

Section 3.03 Notice of Dividend Declarations; Accelerated Exercisability. Upon the declaration by the Company’s Board of Directors of a dividend on the Company’s Common

Stock, and whether or not the Exercisability Date has occurred, (i) the Company shall promptly, and in any event at least 15 Business Days prior to the record date for such dividend, provide written notice of such dividend declaration, which shall include the expected payment date of such dividend, to the Warrant Agent and to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant Register by first-class mail, postage prepaid, and (ii) the Warrants shall become exercisable in full.

ARTICLE IV

CERTAIN COVENANTS OF THE COMPANY

Section 4.01 Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Shares upon the exercise of Warrants or to the separation of the Warrants and the Shares; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

Section 4.02 Issuance and Reservation of Shares. The Company shall take all actions necessary to ensure that the Shares issuable upon exercise of the Warrants shall be duly authorized and, when issued upon exercise or exchange of any Warrant in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, charges and security interests and free and clear of all preemptive or similar rights. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of Shares as shall be subject to purchase under the Warrants. On or before taking any action that would cause an adjustment pursuant to the terms of this Agreement resulting in an increase in the number of Shares deliverable upon such exercise or exchange above the number thereof previously authorized, reserved and available therefor, the Company shall take all such action so required for compliance with this Section 4.02.

Section 4.03 Amendment to Series A Preferred Stock. From and after the Effective Date, the Company shall not, and shall cause its officers to not, cause the terms and provisions of the Company’s outstanding Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) to be amended.

ARTICLE V

ADJUSTMENTS

Section 5.01 Adjustment of Exercise Price and Number of Shares Issuable. The number and kind of Shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a) Stock Splits, Combinations, etc. In case the Company after the date hereof shall (A) make or pay a dividend or other distribution in shares of Common Stock on its

Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of Shares purchasable upon exercise of the Warrants immediately prior to such action shall be adjusted so that the holder of a Warrant upon exercise of the Warrant shall be entitled to receive the number of shares of Common Stock which such holder would have owned or would have been entitled to receive immediately following such action had the Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective on the day immediately after the record date, except as provided in Section 5.03 below, in the case of a dividend or distribution and shall become effective on the day immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted as provided in this paragraph (a), the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

(b) In case the Company or any subsidiary of the Company after the date hereof shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash or securities (excluding any distributions referred to in paragraph (a) and any dividend or distribution paid in cash out of earned surplus of the Company) then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the then Current Market Value per share of the Common Stock (determined as provided in paragraph (c) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, cash or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Value per share of the Common Stock. Such adjustment shall, except as provided in Section 5.03, become effective on the day immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) For the purposes of this Agreement, the term “Current Market Value” per share of Common Stock or any other security at any date means, on any date of determination (a) the average of the daily closing sale prices for each of the 15 Business Days immediately preceding such date (or such shorter number of days during which such security has been listed or traded), if the security has been listed on the New York Stock Exchange, the American Stock Exchange or other national securities exchanges or the NASDAQ National Market for at least 10 Business Days prior to such date, (b) if such security is not so listed or traded, the average of the daily closing bid prices for each of the 15 Business Days immediately preceding such date (or such shorter number of days during which such security had been quoted), if the security has been quoted on a national over-the-counter market for at least 10 Business Days, or (c) otherwise, the value of the security as determined in good faith by the independent members of the Company’s Board of Directors.

(d) Reclassification, Combinations, Mergers, etc. In case of any subdivision, combination or reclassification of, or change in, the outstanding shares of Common Stock (other than as set forth in Section 5.01(a) above and other than a change in par value, or from par value to no par value, or from no par value to par value) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Company (computed on a consolidated basis), then, as a condition of such subdivision, combination, reclassification, change, consolidation, merger, sale or conveyance, the Company or such successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the holders of the Warrants then outstanding shall have the right thereafter to receive on exercise of the Warrants the kind and amount of shares of stock and other securities and property receivable upon such subdivision, combination, reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such subdivision, combination, reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such supplemental warrant agreement shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. If the issuer of securities deliverable upon exercise of the Warrants under the supplemental warrant agreement is an affiliate of the surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (d) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive subdivisions, combinations, reclassifications, changes, consolidations, mergers, sales or conveyances.

In case of any such subdivision, combination, reclassification, change, consolidation, merger, sale or conveyance, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which the Warrants are exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article V. The foregoing provisions of this Section 5.01(d) shall similarly apply to successive subdivisions, combinations, reclassifications, changes, consolidations, mergers, sales or conveyances.

If, as a result of an adjustment made pursuant to this paragraph, the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be made in good faith and be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

(e) Issuance of Common Stock, Options or Convertible Securities. For the purposes of this Agreement, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or deemed to be issued by the Company after the Effective Date, other than Excluded Shares (as defined below).

In the event the Company shall, at any time or from time to time after the Effective Date, issue, sell, distribute or otherwise grant in any manner (including by assumption) shares of Common Stock or any rights to subscribe for or to purchase, or any warrants or options exercisable for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called “Options” and any such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise and/or conversion of such Options or Convertible Securities, shall be deemed to be Additional Shares of Common Stock.

For purposes of this Agreement, the term “Issuance Date” shall mean (i) with respect to Additional Shares of Common Stock deemed to have been issued in connection with the issuance of an Option or Convertible Security, the date such Option or Convertible Security is issued and (ii) in all other cases, the actual date Additional Shares of Common Stock are issued.

For the purposes of this Agreement, “Excluded Shares” shall mean: (i) shares for which the consideration per share as determined pursuant to paragraph (f) below would be equal to or more than the Current Market Value determined on the day prior to the Issuance Date; (ii) in the case of Options or Convertible Securities, shares for which the consideration per share as determined pursuant to (f) below is equal to or greater than the initial exercise, conversion or exchange price (appropriately adjusted to reflect stock splits or combinations, stock dividends, reorganizations, consolidations and similar changes); (iii) shares of Common Stock issuable upon the exercise of Options or conversion or exchange of Convertible Securities existing as of the Effective Date; (iv) shares of Common Stock (appropriately adjusted to reflect stock splits or combinations, stock dividends, reorganizations, consolidations and similar changes) issued pursuant to (A) any stock incentive plan existing as of the Effective Date or (B) any amendment thereto or any additional stock incentive plan approved by the Board of Directors of the Company after the Effective Date; (v) shares issued pursuant to the adjustment provisions of this Section 5.01; and (vi) the Shares issuable upon the exercise of the Warrants. The issuance of Excluded Shares shall not be an issuance of Additional Shares of Common Stock, and shall not give rise to an adjustment or a right to purchase the securities pursuant to paragraph (f) below.

In any such case in which Additional Shares of Common Stock are deemed to be issued, no adjustment or right to purchase securities under Section 5.01(f) below will accrue upon the subsequent issue of shares of Common Stock upon the exercise and/or conversion or exchange of such Option or Convertible Security unless such Option or Convertible Security shall have been amended or modified prior to exercise or conversion or exchange so as to increase the number of Additional Shares of Common Stock deemed to have been issued thereunder or decrease the exercise and/or conversion or exchange price payable thereunder to an amount less than Current Market Value as of the Issuance Date thereof.

(i) If the price per share at which Common Stock is issued after the Effective Date or Common Stock is issuable upon the exercise of Options or upon the conversion or exchange of Convertible Securities issued after the Effective Date, in either case other than Excluded Shares (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Common Stock or Options or such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance of Common Stock or the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock to be issued, sold, distributed or granted or issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all Options (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number)) shall be less than the Current Market Value per share of Common Stock (determined pursuant to Section 5.01(c)) on the Issuance Date of such Common Stock, Options or Convertible Securities, then the Exercise Price shall be reduced to an amount equal to the product obtained by multiplying (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) a fraction, (I) the numerator of which shall be the sum of (x) the product of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale times (2) the Current Market Value per share as of the date of such issuance or sale plus (y) the consideration, if any, received or receivable by the Company upon such issuance, sale, exercise, conversion or exchange calculated in accordance with the procedures set forth above pursuant to this paragraph (f), and (II) the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding (or that would be outstanding, in the case of Options and Convertible Securities issued after the Effective Date) immediately after such issuance, sale, exercise, conversion or exchange times (y) such Current Market Value per share.

(f) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, however, that if such Options have an exercise price equal to or greater than the Current Market Value of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price. For purposes of determining the price per share of Additional Shares of Common Stock in the event that shares of Common Stock, Options and Convertible Securities are issued in a single transaction or series of related transactions, the price per share shall be determined on the basis of the aggregate consideration received and shares issued or deemed to be issued in such transaction or series of related transactions.

(g) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in Section 5.01(f) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5.01(f) above, or the rate at which any Convertible Securities referred to in Section 5.01(f) above are convertible into or exchangeable for Common Stock shall change at any time to a price which is less than the Current Market Value thereof as of the Issuance Date, then the adjustment provisions of Section 5.01(f) above would be applicable.

(h) Statement of Warrants. Irrespective of any adjustment in the number or kind of Shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued shall continue to express the same number and kind of Shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(i) Expiration of Rights, Warrants or Options. Upon the expiration of any Options or Convertible Securities, to the extent the Warrants shall not have been exercised, the Exercise Price and the number of Shares issuable pursuant to the Warrants shall be adjusted to such amount and to such number of Shares as would have been received by a Warrant holder had the adjustment in such Exercise Price and number of Shares made upon the distribution of such Options or Convertible Securities been made upon the basis of the distribution of only such number of Options or Convertible Securities as were actually exercised or converted.

(j) No Nominal Adjustment. No adjustment in the number of Shares purchasable pursuant to the Warrants or in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the number of Shares then purchasable upon exercise of the Warrants or in the Exercise Price; provided, however, that any adjustments which by reason of this subsection (k) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(k) Conversion of Series A Preferred Stock. Upon the conversion of any shares of the Series A Preferred Stock outstanding as of the Effective Date into shares of the Company’s Common Stock in accordance with the terms of the Series A Preferred Stock, the Exercise Price then in effect shall be reduced by an amount (rounded to the nearest cent) equal to the product obtained by multiplying (I) $0.94 (as appropriately adjusted to reflect stock splits or combinations, stock dividends, reorganizations, consolidations and similar events) times (II) a fraction, (i) the numerator of which shall be the aggregate number of shares of the Series A Preferred Stock being converted and (ii) the denominator of which shall be the number of shares of the Series A Preferred Stock outstanding as of the Effective Date; provided, that in no event shall the aggregate reductions in the Exercise Price pursuant to this Section 5.01(k) exceed $0.94 (as appropriately adjusted to reflect stock splits or combinations, stock dividends, reorganizations, consolidations and similar events).

(l) Issuance of Kornerstone Common Stock. Upon the Company’s issuance of 1,600,000 shares of the Common Stock to Kornerstone Investment Group, Ltd. (“Kornerstone”) in connection with the Company’s acquisition of Kornerstone’s carried working interest in the South Alibek Field, the Exercise Price then in effect shall be reduced by $0.07 (as appropriately adjusted to reflect stock splits or combinations, stock dividends, reorganizations, consolidations and similar events); provided, that in the event the aggregate number of shares issued to Kornerstone in connection with such acquisition is more or less than 1,600,000, the adjustment to the Exercise Price contemplated by this Section 5.01(l) shall be adjusted proportionately.

Section 5.02 Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.02, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall direct the transfer agent for the Common Stock to pay an amount in cash calculated to equal the then Current Market Value per share (determined pursuant to Section 5.01(c)) multiplied by such fraction computed to the nearest whole cent. Holders of Warrants, by their acceptances of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 5.03 When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before such distribution, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Section 5.04 Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Article V, such determination may be challenged in good faith by holders holding in the aggregate a majority of the then outstanding Warrants without regard to any Warrants then held by the Company or its affiliates (the “Majority Holders”), and any dispute shall be resolved by an investment banking firm of national standing selected by the Company. The fee of such investment banking firm shall be paid by the Company, unless such fair market value as determined by the investment banking firm is more than 95% of the fair market value determined by the Board of Directors of the Company, in which case the challenging holders shall be jointly and severally liable for such fee.

Section 5.05 Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and a repurchase thereof and designation of such shares as treasury stock shall be deemed to be a redemption thereof for the purposes of this Agreement.

Section 5.06 Notices to Warrant Holders. In connection with any adjustment pursuant to this Article V, the Company shall (i) promptly after such adjustment, cause to be filed with the Warrant Agent an Officer’s Certificate setting forth the number of Shares (or portion thereof) issuable upon exercise of a Warrant after such adjustment and the Exercise Price after such adjustment, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) promptly after such adjustment cause to be given to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to conclusively rely on the above-referenced Officer’s Certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any holder desiring an inspection thereof during normal business hours upon reasonable notice. The Warrant Agent shall not at any time be under any duty or responsibility to any holder to determine whether any facts exist that may require any adjustment of the number of Shares issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any Shares which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the exercise of any Warrant.

The Company shall, in addition, promptly notify the holders of the Warrants of any determination of its Board of Directors that any actions affecting its Common Stock will not require an adjustment to the number of Shares for which a Warrant is exercisable, and shall specify in such notice the reasons for such determination. In the event that the Majority Holders shall challenge any of the calculations set forth in such notice within 20 days after the Company’s delivery thereof, the Company shall retain a firm of independent certified public accountants or law firm of national standing selected by the Company to prepare and execute a certificate verifying that no adjustment is required. The Company shall promptly cause a signed copy of any certificate prepared pursuant to this Section 5.06 to be delivered to each holder at his address appearing in the Warrant Register. The Company shall keep at its office or agency designated pursuant to Section 1.11 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours upon reasonable notice by any holder or any prospective purchaser of a Warrant designated by a holder thereof.

Section 5.07 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares upon exercise of the Warrants.

ARTICLE VI

CONCERNING THE WARRANT AGENT

Section 6.01 Warrant Agent. The Company hereby appoints The Bank of New York as warrant agent (the “Warrant Agent”) of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates; and The Bank of New York hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions of this Agreement.

Section 6.02 Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations under this Agreement upon the terms and conditions hereof and in the Warrant

Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

(a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent, each successor Warrant Agent, and their respective directors, officers, affiliates, agents and employees for, and to hold it and its directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent or successor Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02(a) shall survive the exercise of the Warrants, the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

(b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

(c) The Warrant Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

(d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or damage suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it, in the absence of bad faith, to be genuine and to have been presented or signed by the proper parties. Nothing herein shall require the Warrant Agent to perform any calculations with respect to the Warrants and it shall be entitled to rely on calculations delivered to it by the Company, members of its Board of Directors or its authorized officers.

(e) The Warrant Agent, and its officers, directors, affiliates and employees (collectively, the “Related Parties”), may become the owners of, or acquire any interest in, Warrant Certificates, Shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or the Related Parties from acting in any other capacity for the Company.

(f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

(h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent’s authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

(i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Agreement, it may require:

(1) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

(2) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each Officer’s Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

(j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company. The Warrant Agent shall not be obligated to perform any duty to the extent prohibited by law.

(k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chief executive officer, its president, its treasurer, its controller, any vice president or its secretary or any assistant secretary.

(l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

(m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chief executive officer, the president, the treasurer, the controller, any vice president or the secretary or an assistant secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent’s duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such application and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

(o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chief executive officer, the president, the treasurer, the controller, any vice president or the secretary or an assistant secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder, or take any action for which it is not fully indemnified to its sole satisfaction.

Section 6.03 Resignation and Appointment of Successor.

(a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

(b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 7.04 hereof

(c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 30 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the resigned or removed

Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to such Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

(d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

(e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(f) No Warrant Agent under this Agreement shall be personally liable for any action or omission of any successor Warrant Agent or of the Company.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Amendment. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or, subject to the provisions of the second paragraph of this Section 7.01, in any other manner which the Company may deem necessary or desirable and which shall not adversely affect in any material respect the interests of the holders of the Warrant Certificates.

The Company and the Warrant Agent may modify this Agreement and the terms of the Warrants with the consent of the Majority Holders for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; provided, however, that no such modification that increases or decreases the Exercise Price, decreases the number of Shares to be received upon exercise of the Warrants, reduces the period of time during which the Warrants are exercisable hereunder, otherwise materially and adversely affects the exercise rights of the holders of the Warrants, reduces the percentage required for amendment or modification of this Agreement, or effects any change to this Section 7.01 may be made with respect to an outstanding Warrant without the consent of the holder of such Warrant.

Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

Section 7.02 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 7.03 Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be in writing in the English language and shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by telecopy, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

To the Company:		Transmeridian Exploration Incorporated
397 N. Sam Houston Parkway East, Suite 300
Houston, Texas 77060
Attn: Chief Financial Officer

Fax: (281) 999-9094

To the Warrant Agent:		The Bank of New York
101 Barclay Street – 21 West
New York, New York 10286
	Attention:	Corporate Trust Department
Global Finance Americas

Fax: (212) 815-5802 or (212) 815-5803

or at any other address of which either of the foregoing shall have notified the other in writing.

Section 7.04 Notices to Holders. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

Section 7.05 APPLICABLE LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED

HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 7.06 Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws, and the rules and regulations of all stock exchanges on which the Warrants or Shares are listed which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants.

Section 7.07 Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

Section 7.08 Headings. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 7.09 Counterparts. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 7.10 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

Section 7.11 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ BRUCE A. FALKENSTEIN
Name:	Bruce A. Falkenstein
Title:	Vice President Exploration and Geology

THE BANK OF NEW YORK, as Warrant Agent

By:	/s/ LUIS PEREZ
Name:	Luis Perez
Title:	Assistant Vice President

S-1

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

[FACE]

[Unless and until it is exchanged in whole or in part for Warrants in certificated form, this Warrant may not be transferred except in whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1]

[THIS WARRANT (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS WARRANT EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS WARRANT OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

[1]	This paragraph is to be included only if the Warrant is in global form.

[CUSIP#[ ]]2

No. [ ]	[ ] Warrants

WARRANT CERTIFICATE

TRANSMERIDIAN EXPLORATION INCORPORATED

This Warrant Certificate certifies that [            ], or registered assigns, is the registered holder of [ ] Warrants (the “Warrants”) to purchase shares of Common Stock, par value $.0006 per share (the “Common Stock”), of Transmeridian Exploration Corporation, a Delaware corporation (the “Company”). Each Warrant entitles the holder to purchase from the Company at any time on or after (subject to the accelerated exercisability exceptions set forth in Sections 3.02 and 3.03 of the Warrant Agreement) the earlier of (i) December __, 2006, or (ii) the date on which a registration statement registering the issuance of the Common Stock issuable upon the exercise hereof and the resale of the Warrants and the Common Stock issuable upon the exercise hereof (the “Exercisability Date”), until 5:00 p.m., New York City, New York time, on December 15, 2010 (the “Expiration Date”), one validly issued, fully paid and non-assessable share of Common Stock (a “Share”, or, if adjusted, the “Shares”, which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price (the “Exercise Price”) of $4.31 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the “Warrant Agent Office”), subject to the conditions set forth herein and in the Warrant Agreement.

The Exercise Price shall be payable by cash, certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The Company has initially designated its agent’s office in New York City, New York, as the initial Warrant Agent Office. The Exercise Price and the number of Shares issuable upon exercise of the Warrants (“Exercise Rate”) is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Any Warrants not exercised on or prior to 5:00 p.m., New York City, New York time, on December 15, 2010 shall thereafter be void.

Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Warrant Certificate but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

[2]	Include if Warrant is in global form

THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

This Warrant Certificate has been duly executed on behalf of the Company by its duly authorized officer.

Dated:	TRANSMERIDIAN EXPLORATION INCORPORATED

By:
Name:
Title:

Certificate of Authentication:

This is one of the Warrants referred to in the within mentioned Warrant Agreement:

as Warrant Agent

By:
Authorized Signatory

[FORM OF WARRANT CERTIFICATE]

[REVERSE]

TRANSMERIDIAN EXPLORATION INCORPORATED

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, each of which represents the right to purchase at any time on or after the Exercisability Date (subject to the accelerated exercisability exceptions set forth in Sections 3.02 and 3.03 of the Warrant Agreement), until 5:00 p.m., New York City, New York time, on December 15, 2010, ____ shares of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement, dated as of December __, 2005 (the “Warrant Agreement”), by and between the Company and The Bank of New York, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. Warrants may be exercised by (1) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York City, New York time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York City, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date. If any of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent after 5:00 p.m., New York City, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will not be effective and shall be void, the Warrant shall become void, and all rights of the holder under this Warrant Certificate and under the Warrant Agreement shall cease

Subject to the terms of the Warrant Agreement, as soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the registered holder of this Warrant Certificate, at the time such Warrant Certificate is exercised, an amount in cash equal to the same fraction of the Current Market Value per share as determined in accordance with the Warrant Agreement.

Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

The term “Business Day” shall mean any day on which (i) banks in New York City, New York are open for business, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading is open for business and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading is open for business.

FORM OF ELECTION TO EXERCISE

(To be executed upon exercise of Warrants on the Exercise Date)

The undersigned hereby irrevocably elects to exercise _______ of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Shares in the amount of $__________ in cash or by certified or official bank check, in accordance with the terms hereof The undersigned requests that a certificate representing such Shares be registered in the name of _______________________________ whose address is _____________________ and that such certificate be delivered to _______________________________, whose address is _________________________________. Any cash payments to be paid in lieu of a fractional Share should be made to ____________________________, whose address is _______________________, and the check representing payment thereof should be delivered to _______________________, whose address is ____________________.

Dated: ___________________

Name of holder of Warrant Certificate:	________________________________
(Please Print)

Tax Identification or Social Security Number:	________________________________

Address:	________________________________

________________________________

Signature:	________________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Dated: ___________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF ASSIGNMENT

For value received, ___________________________ hereby sells, assigns and transfers unto ____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated: ______________________

Signature: ______________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS3

The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

Date of Exchange	Amount of decrease in Number of Warrants of this Global Warrant	Amount of increase in Number of Warrants of this Global Warrant	Number of Warrants of this Global Warrant following such decrease (or increase)	Signature of authorized officer of Warrant Agent

[3]	This is to be included only if the Warrant is in global form.

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF WARRANTS

Re:	Warrants to Purchase Common Stock (the “Warrants”) of Transmeridian Exploration Incorporated.

This Certificate relates to _________ Warrants held in*

☐	book-entry or

☐	certificated form

by _____________________________ (the “Transferor”).

The Transferor: *

☐	has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

☐	has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the “Act”) because:*

☐	Such Warrant is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 1.08 of the Warrant Agreement).

☐	Such Warrant is being transferred in accordance with Regulation S under the Act.

☐	Such Warrant is being transferred in accordance with Rule 144 under the Act.

☐	Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

[INSERT NAME OF TRANSFEROR]

Date:	By:

*	Check applicable box.

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SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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